Exhibit 99.1
CONDENSED CONSOLIDATED FINANCIAL DATA

Set forth below is summary condensed consolidated financial data for TRU Taj LLC (“TRU Taj”), a wholly-owned indirect subsidiary of Toys “R” Us, Inc. (the “Company”), and its subsidiaries for the thirteen week periods and fiscal years ended January 28, 2017 and January 30, 2016, which is being furnished pursuant to the indenture (the “Taj Notes Indenture”) relating to the 12% Senior Secured Notes due 2021 issued by TRU Taj (the “Taj Notes”). The condensed consolidated financial data has been presented to show the assets, liabilities and results of operations of such entities assuming the reorganization transactions (but not the exchange offers), as described in the Company’s Form 8-K, filed July 14, 2016, had been effectuated at the beginning of the periods presented. Tax balances are presented on a combined basis, allocated to TRU Taj and its subsidiaries.
The financial data set forth below was derived from the Company’s internal financial statements and has not been audited or reviewed by our independent accountants. The financial data set forth below should be read in conjunction with, and is qualified in its entirety by the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED OPERATIONS DATA
(UNAUDITED)

	13 Weeks Ended		Fiscal Years Ended
(In millions)	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net sales	$1,383	$1,469	$3,571	$3,622
Other revenues (a)	67	68	272	271
Total revenues	1,450	1,537	3,843	3,893
Cost of sales	852	919	2,174	2,220
Gross margin	598	618	1,669	1,673
Selling, general and administrative expenses	330	355	1,184	1,201
Depreciation and amortization	30	30	121	118
Other expense, net	1	16	4	3
Intercompany expense	35	36	91	102
Total operating expenses	396	437	1,400	1,424
Operating earnings	202	181	269	249
Interest expense	(39)	(23)	(151)	(114)
Interest income	—	1	2	3
Earnings before income taxes	163	159	120	138
Income tax expense	42	56	34	49
Net earnings	121	103	86	89
Less: Net earnings attributable to noncontrolling interest	3	2	7	6
Net earnings attributable to TRU Taj LLC	$118	$101	$79	$83

Other Operating Data:
Adjusted EBITDA (b)	$239	$233	$408	$386
Same store sales	(4.6)%	0.6%	(2.5)%	0.8%
Issuer Consolidated Adjusted EBITDA (c)			173	152
Issuer Leverage Ratio (d)			3.7x	4.2x

(a)	Comprised of Toys “R” Us Property Company I, LLC’s (“Propco I”) base rents and tenant reimbursements from Toys “R” Us - Delaware, Inc.

(b)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest expense (income), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as severance, asset impairment charges, impact of litigation, noncontrolling interest, store closure costs, loss (gain) on sales of assets and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.
We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, our financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors. We also use Adjusted EBITDA for the calculation of certain ratios in accordance with our debt covenants.
Although we believe that Adjusted EBITDA, or similar items, can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA, Adjusted EBITDA, or similar items as measures of operating performance (including Issuer Consolidated Adjusted EBITDA).

(c)
Issuer Consolidated Adjusted EBITDA, and the calculation there of, is defined in the Taj Notes Indenture, included in the Company’s Form 8-K, filed August 18, 2016. A reconciliation of Net earnings attributable to TRU Taj and its subsidiaries to Issuer Consolidated Adjusted EBITDA is presented in the table on the following page. Issuer Consolidated Adjusted EBITDA as presented herein has been calculated in accordance with the definition of “Issuer Consolidated Adjusted EBITDA.” Issuer Consolidated Adjusted EBITDA is primarily a covenant calculation, and therefore is not entirely comparable to the calculation of Adjusted EBITDA for the Company. We believe that the presentation of Issuer Consolidated Adjusted EBITDA provides useful information to investors regarding the Taj Notes Indenture covenants.

(d)
The Issuer Leverage Ratio has been calculated in accordance with the definition of “Issuer Leverage Ratio” as defined in the Taj Notes Indenture, using the aggregate principal amount of the Taj Notes and specified other debt. Accordingly, the calculation of the Issuer Leverage Ratio represents the ratio of:

•
the sum of (i) for each of January 28, 2017 and January 30, 2016, $583 million of the Taj Notes, respectively, plus (ii) for January 28, 2017 and January 30, 2016, $44 million and $49 million, respectively, of Toys-Japan 1.85%-2.18% loans, plus (iii) for January 28, 2017 and January 30, 2016, $9 million and $11 million, respectively, of financing obligations and other borrowed monies of Toys “R” Us SARL; to

•	Issuer Consolidated Adjusted EBITDA.
The Issuer Leverage Ratio is primarily a covenant calculation, and therefore would not be comparable to a leverage ratio calculated for the Company on a consolidated basis.

A reconciliation of Net earnings attributable to TRU Taj and its subsidiaries to EBITDA, Adjusted EBITDA and Issuer Consolidated Adjusted EBITDA is as follows:

	13 Weeks Ended		Fiscal Years Ended
(In millions)	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net earnings attributable to TRU Taj LLC	$118	$101	$79	$83
Add:
Income tax expense	42	56	34	49
Interest expense, net	39	22	149	111
Depreciation and Amortization	30	30	121	118
EBITDA	229	209	383	361
Adjustments:
Net earnings attributable to noncontrolling interest (a)	3	2	7	6
Foreign currency re-measurement (b)	—	6	5	4
Severance	3	3	4	9
Litigation (c)	—	—	4	(1)
Certain transaction costs	3	1	2	1
Impairment of long-lived assets (d)	1	10	1	10
Loss (gain) on sales of assets (e)	—	—	1	(7)
Store closure costs (f)	1	1	1	1
Compensation expense (g)	(1)	1	—	2
Adjusted EBITDA	$239	$233	$408	$386
Less:
Propco I Adjusted EBITDA (h)			(180)	(178)
UK Propco intercompany rent			(32)	(36)
France Propco intercompany rent			(9)	(8)
30% of Asia JV Adjusted EBITDA (i)			(14)	(12)
Issuer Consolidated Adjusted EBITDA (j)			$173	$152

(a)	Represents noncontrolling interests in Asia JV.

(b)	Represents the unrealized loss (gain) on foreign exchange related to intercompany balances with affiliates.

(c)	Represents certain litigation expenses and settlements recorded for legal matters.

(d)	Asset impairments primarily due to the identification of underperforming stores, the relocation of certain stores and property sales.

(e)	Represents sales of properties and certain assets.

(f)	Represents store closure costs, net of lease surrender income.

(g)	Primarily represents the incremental compensation expense related to certain one-time awards and modifications, net of forfeitures of certain officers’ awards.

(h)	For the fiscal years ended January 28, 2017 and January 30, 2016, Propco I Adjusted EBITDA is as follows:

	Fiscal Years Ended
(In millions)	January 28, 2017	January 30, 2016
Net earnings	$94	$90
Add:
Interest expense, net	60	60
Depreciation and Amortization	25	26
EBITDA	179	176
Adjustments:
Impairment of long-lived assets	—	9
Loss (gain) on sales of assets	1	(7)
Adjusted EBITDA	$180	$178

(i)
The amounts presented for the fiscal years ended January 28, 2017 and January 30, 2016 are based on the minority interest percentage of ownership in the Asia JV as of those respective dates. On March 24, 2017, the Company combined the legal entity structure for its Toys-Japan and Asia JV businesses. The combination was effected by the issuance of new shares of the Asia JV to the immediate parent company in exchange for the contribution of Toys-Japan, which resulted in Fung Retailing’s ownership of 15% and our ownership in the combined company of 85%. In subsequent periods, this calculation will be based on 15% of the combined company’s Adjusted EBITDA.

(j)	As defined in the Taj Notes Indenture for the calculation of Issuer Leverage Ratio.

TRU TAJ LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(UNAUDITED)

(In millions)	January 28, 2017	January 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$513	$532
Accounts and other receivables	153	119
Merchandise inventories	611	581
Prepaid expenses and other current assets	61	63
Total current assets	1,338	1,295
Property and equipment, net	1,392	1,454
Goodwill	64	64
Deferred tax assets	86	93
Restricted cash	44	44
Straight-line rent receivable from affiliate	201	196
Other assets	181	195
Total Assets	$3,306	$3,341

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$556	$564
Accrued expenses and other current liabilities	317	314
Income taxes payable	14	22
Current portion of long-term debt	45	48
Total current liabilities	932	948
Long-term debt	1,836	1,340
Deferred tax liabilities	57	25
Deferred rent liabilities	154	157
Due to affiliates, net	1	192
Other non-current liabilities	135	123
Temporary Equity - Noncontrolling interest	132	111
Total stockholders’ equity	59	445
Total Liabilities, Temporary Equity and Stockholders’ Equity	$3,306	$3,341